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<FILENAME>y032007abhldinglp99w21.txt
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                                                             Page 41 of 44 Pages

                                                                     Exhibit 21

                         EXECUTIVE OFFICERS AND DIRECTORS
                                       OF
                      MONY LIFE INSURANCE COMPANY OF AMERICA

         The names of the Directors and the names and titles of the Executive Officers of MONY Life Insurance Company of America ("MLOA"), and their business addresses and principal occupations are set forth below. If no address is given, the Director's or Executive Officer's business address is that of MLOA at 1290 Avenue of the Americas, New York, New York 10104. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to MLOA and each individual is a United States citizen.

Name, Business Address          Present Principal Occupation
----------------------          ----------------------------
   Leon B. Billis               Executive Vice President and AXA Group Deputy
                                Chief Information Officer

   Jennifer Blevins             Executive Vice President

*  Bruce W. Calvert             Executive Advisor to the Chief Executive
   78 Pine Street	  Officer, AllianceBernstein Corporation
   New Canaan, CT 06840

*  Henri de Castries (1)        Chairman of the Management Board and Chief
   AXA                          Executive Officer,  AXA; Chairman of
   25, avenue Matignon          the Board, AXA Financial, Inc.
   75008 Paris, France

*  Christopher M. Condron       President and Chief Executive Officer, AXA
		  Financial, Inc.; Chairman of the Board, President and Chief Executive Officer, AXA Equitable Life
		  Insurance Company, MONY Life Insurance Company and MONY Life Insurance Company of America;
		  Member of the Management Board and member of the Executive Officer, AXA

 * Denis Duverne (1)            Member of the Management Board and Chief
   AXA                          Financial Officer, AXA
   25, avenue Matignon
   75008 Paris, France

   Richard S.Dziadzio           Executive Vice President and Chief Financial
		  Officer

   Mary Beth Farrell            Executive Vice President

                                       41
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                                                             Page 42 of 44 Pages

Name, Business Address          Present Principal Occupation
----------------------          ----------------------------
*  Charlynn Goins	  Chairperson of the Board,
   125 Worth St., Suite 519	  New York City Health and Hospitals Corporation
   New York, NY 10013	  (public hospital system)

   Barbara Goodstein	  Executive Vice President

*  Anthony J. Hamilton(2)       Chairman, AXA UK plc (life and plc insurance);
   5 Old Broad St.	  Member of the Supervisory Board, Audit Committee
   London, England EC2N 1AD     and Compensation Committee, AXA

*  Nina Henderson               Henderson Advisory Consulting (consulting firm)
   425 East 86th St. Apt. 12C
   New York, NY  10028

*  James F. Higgins             Senior Advisor, Morgan Stanley (financial
   Morgan Stanley               services)
   Harborside Financial Center
   Plaza Two, Second Floor
   Jersey City, NJ 07311

   Robert S. Jones, Jr.         Executive Vice President, Retail Distribution

   Andrew McMahon	  Executive Vice President

   Kevin Murray                 Executive Vice President and Chief Information
                                Officer

   Charles A. Marino            Executive Vice President and Chief Actuary

*  Scott D. Miller              President, Six Sigma Academy;
   8876 East Pinnacle Peak Rd   Former Vice Chairman, Hyatt Hotels Corporation
   Suite 100                    (hospitality)
   Scottsdale, Arizona  85255


*  Joseph H. Moglia             Chief Executive Officer, Ameritrade Holding
   Ameritrade Holding           Corporation (online brokerage)
   Corporation
   4211 South 102nd Street
   Omaha, Nebraska 68127

   James A. Sherpherdson,III    Executive Vice President

   Richard V. Silver            Executive Vice President and General Counsel;
                                Executive Vice President and General Counsel,
                                AXA Financial, Inc., AXA Equitable Life
		  Insurance Company and MONY Life Insurance
		  Company of America


*  Lorie A. Slutsky	  President, The New York Cummunits Trust
   909 Third Avenue	  (community foundation)
   New York, NY 10022

*  Ezra Suleiman	  Professor of Politics, IBM
   Corwin Hall		  Professor of International Studies and
   Princeton, NJ 08544	  Director, Program in European Studies,
		  Princeton University, (education)

*  Peter J. Tobin               Former Special Assistant to the President,
   1 Briarwood Lane             St. John's University (education)
   Denville, NJ 07834

--------
*    Director
     (1)  Citizen of the Republic of France
     (2)  Citizen of the United Kingdom


                                       42